Press Release May 19, 2017 FOR IMMEDIATE RELEASE CTS CORPORATION ANNOUNCES RETIREMENT OF DIRECTOR LAWRENCE CIANCIA Lisle, Ill. - CTS Corporation (NYSE: CTS) announced the retirement of Lawrence Ciancia yesterday at its Annual Shareholders Meeting. Kieran O’Sullivan, Chairman and CEO, and Bob Profusek, CTS’ Lead Director, expressed their sincere gratitude to Mr. Ciancia for his many years of outstanding service. Mr. Ciancia served as a director of the Board over his nearly 27-year tenure, and at times as chairman and member of the Audit Committee and of the Nominating and Governance Committee. Mr. O’Sullivan stated “on behalf of the entire Company and Board, I wish Larry a happy and healthy retirement.” About CTS CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and supplies these products to OEMs in the aerospace, communications, defense, industrial, information technology, medical and transportation markets. For more information visit www.ctscorp.com. Contact Ashish Agrawal Vice President and Chief Financial Officer CTS Corporation 2375 Cabot Drive Lisle, IL 60532 USA Telephone: +1 (630) 577-8800 E-mail: Ashish.Agrawal@ctscorp.com ###